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                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

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Check the appropriate box:
[ ]     Preliminary Proxy Statement           [ ]     Confidential, for Use of the Commission
                                                      Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[x]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
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                (Name of Registrant as Specified In Its Charter)

                       TOTAL-TEL USA COMMUNICATIONS, INC.
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                   (Name of Person(s) Filing Proxy Statement)

                                  REVISION LLC
                                 WALT ANDERSON

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                                 WALT ANDERSON
                      COMMITTEE FOR REVISION OF TOTAL-TEL
                       1023 31st STREET, N.W., 4th Floor
                              WASHINGTON, DC 20007

Dear Fellow Shareholders:

The Annual Meeting of Total-Tel is Thursday, December 10, 1998, only a few days away. We urge you to take immediate action to vote the Blue proxy to support the Committee's effort to bring change to the Company.

ACCENTUATE THE POSITIVE: Support our slate of experienced nominees with records of success in the telecommunications industry. Support our efforts to bring a new direction and a new business plan to Total-Tel.

ELIMINATE THE NEGATIVE: Help remove the incumbent board which we hold responsible for poor financial performance relative to the Company peers, overcompensation of management, excessive related party transactions, bad business judgment in hiring new personnel and failure to pursue opportunities to maximize shareholder value.

We are committed to building shareholder value rather than wasting corporate assets. We believe all shareholders - including the Feldmans - will see the value of their shareholdings enhanced if we are afforded the opportunity to implement our business plan.

OUR NOMINEES HAVE EXPERIENCE IN THE TELECOMMUNICATIONS INDUSTRY: Collectively, they have more than 45 years of industry experience and have overseen the growth of companies such as MCI, Mid Atlantic Telecom, Atlantic Telecom, Telco Communications Group, Inc., U.S. Sprint, Esprit Telecom and Long Distance Wholesale Club.

Please sign and return your Blue Proxy Card today. If you are concerned that your vote will not be received in time for the December 10 Annual Meeting, please contact our proxy solicitor, Beacon Hill Partners at 800-755-5001 or 212-843-8500 (collect) for immediate assistance.

Thank you for your consideration.

                                       Sincerely,


                                       Walt Anderson,
                                       on behalf of The Committee For Revision
                                       of Total-Tel